EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT by and between Silver King Resources, Inc. (Company) and Larry A. Mayle (Employee).

         For good consideration, Company shall employ and the Employee agrees to be employed on the following terms:

     1. Effective Date:

     2. Services for fees shall commence upon closing of the transactions contemplated in the Agreement and Plan of Merger by and among Silver King Resources, Inc., Silver King Acquisition, Inc. and eNexi Inc. and Principal Stockholders of eNexi Inc., dated March 21, 2000.

     3. Duties:

               Employee agrees to perform the following duties:

              Assist the Company in developing and implementing it's core product and infrastructure, assist in the management of the Company's staff and in the attainment of funding from outside sources.

              Employee shall also perform such further duties as are incidental or implied from the foregoing, consistent with the background, training and qualifications of Employee or may be reasonable delegated as being in the best interests of the Company. The Employee shall devote full time to his employment and expend best efforts on behalf of the Company. Employee further agrees to abide by all reasonable Company policies and decisions now or hereinafter existing.

     4. Term:

               The Employee's employment shall continue for a period of one (1) year(s), beginning upon closing of the transactions contemplated in the Agreement and Plan of Merger by and among Silver King Resources, Inc., Silver King Acquisition, Inc. and eNexi Inc. and Principal Stockholders of eNexi Inc., dated March 21, 2000.

     5. Compensation:

               The Employee shall be paid the following compensation :

                    a. Annual  Salary:  $180,000,  to be paid with the regularly scheduled payroll.

                    b. Such bonuses,  vacations, sick leave, retirement benefits and expense accounts as stated in the Company manual for other management personnel or as may be decided by the Company if said items are discretionary with the Company.

     6. Termination:

               This agreement may be earlier terminated upon:

                    a. Death of Employee or illness or incapacity  that prevents
               Employee from substantially performing for six (6) continuous months or in excess of 130 aggregate working days in any calendar year.


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                    b. Breach of agreement by Employee.

     7. Renewal:

               Should employee remain in the employ of the Company after the termination date of this Agreement, the terms of this Agreement shall remain in full force effect, except that the continued term of employment shall be at the will of the parties, and can be ended at any time, for any reason, by either party.

     8. Miscellaneous:

                    a. Employee agrees to execute a non-compete agreement as annexed hereto.

                    b. Employee agrees to execute a confidential information and invention assignment agreement as annexed hereto.

                    c. Employee agrees that during the term of this agreement and for a period of two (2) years thereafter, Employee will not:

                         i. Induce or attempt to induce any employee to leave the Company's employ;

                         ii.   Interfere   with   or   disrupt   the   Company's
                    relationship with any of its employees;

                         iii. Solicit or employ any person employed by the Company.

                    d. This  agreement  shall not be assignable by either party, provided that upon any sale of this business by Company, the Company may assign this agreement to its successor or employee may terminate same.

                    e. In the event of any  dispute  under  this  agreement,  it shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association.

                    f.  This  constitutes  the  entire  agreement   between  the
               parties. Any modification must be in writing.

               Signed under seal this 19th day of May, 2000.

                                                     SILVER KING RESOURCES, INC.

                                                     /s/ROGER LEROY MILLER
                                                     ---------------------------
                                                        Roger LeRoy Miller


                                                     /s/LARRY MAYLE
                                                     ---------------------------
                                                        Larry Mayle